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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 16, 1999

IMPAC SECURED ASSETS CORP. (as company under a Pooling and Servicing Agreement, dated as of December 1, 1999, providing for, inter alia, the issuance of Mortgage Pass-Through Certificates, Series 1999-2)


                           Impac Secured Assets Corp.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          CALIFORNIA              333-44209               33-071-5871
----------------------------      -----------            ----------------
(State or Other Jurisdiction      (Commission            (I.R.S. Employer
of Incorporation)                  File Number)          Identification No.)


1401 Dove Street
 Newport Beach, California                                         92660
 -------------------------                                      ----------
(Address of Principal                                           (Zip Code)
Executive Offices)

Registrant's telephone number, including area code, is (949) 475-3600
                                                       --------------


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Item 2.  Acquisition or Disposition of Assets.

                  For a description of the Certificates and the Mortgage Pool, refer to the Pooling and Servicing Agreement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                  (a)      Not applicable

                  (b)      Not applicable

                  (c)      Exhibits:



                            ITEM 601(A) OF
                            REGULATION S-K
EXHIBIT NO.                 EXHIBIT NO.                    DESCRIPTION
-----------                 -----------                    -----------
      1                           99              Computational Materials--
                                                  Computational Materials (as
                                                  defined in Item 5) that
                                                  have been provided by the
                                                  Underwriter to certain
                                                  prospective purchasers of
                                                  the Impac Secured Assets
                                                  Corp. Mortgage Pass-Through
                                                  Certificates, Series 1999-2
                                                  (filed in paper pursuant to
                                                  the automatic SEC exemption
                                                  pursuant to Release
                                                  33-7427, August 7, 1997)

Item 5.  Other Events.

         On or about December 20, 1999, the Registrant will cause the issuance and sale of approximately $230,098,747 initial principal amount of Mortgage Pass-Through Certificates, Series 1999-2, (collectively, the "Certificates") pursuant to a Pooling and Servicing Agreement, dated as of December 1, 1999, among the Registrant, Impac Funding Corporation, as Master Servicer, and Norwest Bank Minnesota, National Association, as Trustee.

         In connection with the sale of the Series 1999-2 Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class R-I, Class R-II, Class M-1, Class M-1- X, Class M-2, Class M-2-X and Class M-3 Certificates (the "Underwritten Certificates"), the Registrant has been advised by Lehman Brothers Inc. (the "Underwriter"), that the Underwriter has furnished to prospective investors certain yield tables and other computational materials (the "Computational Materials") with respect to the Underwritten Certificates following the effective date of Registration Statement No. 333-44209, which Computational Materials are being filed as exhibits to this report.

         The Computational Materials have been provided by the Underwriter. The information in the Computational Materials is preliminary and may be superseded by the Prospectus Supplement relating to the Underwritten Certificates and by any other information subsequently filed with the Securities and Exchange Commission.

         The Computational Materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. The Computational Materials may be based on assumptions that differ from the assumptions set forth in the Prospectus Supplement. The Computational Materials may not include, and do not purport to include, information based on assumptions representing a complete set of possible scenarios. Accordingly, the Computational Materials may not be relevant to or appropriate for investors other than those specifically requesting them.

         In addition, the actual characteristics and performance of the mortgage loans underlying the Underwritten Certificates (the "Mortgage Loans") may differ from the assumptions used in the Computational Materials, which are hypothetical in nature and which were provided to certain investors only to give a general sense of how the yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of a particular class of Underwritten Certificates might vary under varying prepayment and other scenarios. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans will affect the actual yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of the Underwritten Certificates.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           IMPAC SECURED ASSETS CORP.

                                           By  /s/ Richard J. Johnson
                                              --------------------------------
                                           Name:   Richard J. Johnson
                                           Title:  Chief Financial Officer


Dated: December 16, 1999

                                  EXHIBIT INDEX


                    Item 601 (a) of   Sequentially
   Exhibit          Regulation S-K    Numbered
   Number           Exhibit No.       Description                   Page
   ------           -----------       -----------                   ----

   1                  99              Computational Materials        6